RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR
                           RFMSI SERIES 2005-S1 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-S1

               $ 2,166,363     0.00%     CLASS I-A-P CERTIFICATES
               $   672,651     0.00%     CLASS II-A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated February 23, 2005
                                       to
                       Prospectus dated December 23, 2004

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 23, 2005.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class I-A-P Certificates and Class II-A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 70.71% of the aggregate certificate principal balance of the Class I-A-P Certificates and Class II-A-P Certificates. It is expected that delivery of the Class I-A-P Certificates and Class II-A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class I-A-P Certificates and Class II-A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class I-A-P Certificates and Class II-A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class I-A-P Certificates and Class II-A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class I-A-P Certificates and Class II-A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class I-A-P Certificates or Class II-A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class I-A-P Certificates and Class II-A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class I-A-P Certificates or Class II-A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The decrement tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:




                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      99         97        94         91          89
April 2007.............................................      97         91        83         74          69
April 2008.............................................      96         85        69         56          48
April 2009.............................................      94         78        58         42          33
April 2010.............................................      93         72        48         31          23
April 2011.............................................      91         67        40         23          16
April 2012.............................................      89         61        34         17          11
April 2013.............................................      87         56        28         13           7
April 2014.............................................      85         52        23         10           5
April 2015.............................................      83         47        19          7           3
April 2016.............................................      80         43        16          5           2
April 2017.............................................      78         39        13          4           2
April 2018.............................................      75         36        11          3           1
April 2019.............................................      72         32         9          2           1
April 2020.............................................      70         29         7          2           *
April 2021.............................................      66         26         6          1           *
April 2022.............................................      63         23         5          1           *
April 2023.............................................      60         21         4          1           *
April 2024.............................................      56         18         3          *           *
April 2025.............................................      52         16         2          *           *
April 2026.............................................      48         14         2          *           *
April 2027.............................................      44         12         1          *           *
April 2028.............................................      39         10         1          *           *
April 2029.............................................      34          8         1          *           *
April 2030.............................................      29          7         1          *           *
April 2031.............................................      24          5         *          *           *
April 2032.............................................      18          4         *          *           *
April 2033.............................................      12          2         *          *           *
April 2034.............................................       5          1         *          *           *
April 2035.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........    18.9       11.1       6.3        4.4         3.6

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      95         93        90         87          85
April 2007.............................................      90         84        76         68          62
April 2008.............................................      85         75        61         49          41
April 2009.............................................      79         66        48         34          27
April 2010.............................................      74         57        38         24          18
April 2011.............................................      68         49        30         17          11
April 2012.............................................      61         42        23         12           7
April 2013.............................................      54         35        17          8           4
April 2014.............................................      47         29        13          5           3
April 2015.............................................      40         23         9          3           2
April 2016.............................................      32         17         6          2           1
April 2017.............................................      24         12         4          1           *
April 2018.............................................      15          7         2          1           *
April 2019.............................................       6          3         1          *           *
April 2020.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     8.3        6.5       4.7        3.6         3.2

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

         o the Class I-A-P Certificates and Class II-A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each group I loan and group II loan has been based on its outstanding balance and interest rate as of March 1, 2005, and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                  GROUP I LOANS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $124,334,830.68     $134,590,806.24
Weighted average mortgage rate.........      5.6840586844%             5.9299%
Weighted average servicing fee rate....      0.2800000000%             0.3299%
Weighted average original term to
maturity (months)......................               360                 360
Weighted average remaining term
to maturity (months)...................               357                 356


                        ASSUMED MORTGAGE CHARACTERISTICS

                                 GROUP II LOANS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $36,093,350.23      $166,377,201.42
Weighted average mortgage rate.........     4.9410648927%              5.3422%
Weighted average servicing fee rate....     0.2800000000%              0.3300%
Weighted average original term to
maturity (months)......................              180                  180
Weighted average remaining term
to maturity (months)...................              176                  175

The pre-tax yield to maturity tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$1,478,366....................  2.1%    3.9%    7.0%    10.1%    12.1%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$500,838......................  3.8%    5.0%    7.0%    9.1%     10.6%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement tables and yield tables in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class I-A-P Certificates and Class II-A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the most recent monthly statement to certificateholders attached hereto as Appendix A, which includes, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of April 1, 2005 and limited updated information regarding the certificates giving effect to the April 25, 2005 distribution date. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/25/05     13:06:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-S1(POOL #  4968)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4968
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XRX3   188,195,000.00 187,351,964.91     5.500000  %    957,104.36
I-A-2   76111XRY1    25,900,000.00  25,900,000.00     5.500000  %          0.00
I-A-3   76111XRZ8     2,876,000.00   2,876,000.00     5.500000  %          0.00
I-A-4   76111XSA2     3,526,000.00   3,526,000.00     5.500000  %          0.00
I-A-5   76111XSB0     3,598,000.00   3,598,000.00     5.500000  %          0.00
I-A-6   76111XSC8    25,977,000.00  25,977,000.00     5.500000  %          0.00
II-A-1  76111XSD6   179,167,000.00 178,416,920.35     4.750000  %  2,585,406.90
II-A-2  76111XSE4    20,000,000.00  19,916,270.33     4.750000  %    288,603.02
II-A-3  76111XSF1       730,000.00     726,943.87     4.750000  %     10,534.01
I-A-P   76111XSG9     2,171,278.74   2,168,881.31     0.000000  %      2,517.51
I-A-V   76111XSH7             0.00           0.00     0.052004  %          0.00
II-A-P  76111XSJ3       678,610.50     675,782.31     0.000000  %      3,130.64
II-A-V  76111XSK0             0.00           0.00     0.215490  %          0.00
R-I     76111XSL8           100.00           0.00     5.500000  %          0.00
R-II    76111XSM6           100.00           0.00     4.750000  %          0.00
R-III   76111XSN4           100.00           0.00     5.500000  %          0.00
I-M-1   76111XSP9     4,027,400.00   4,023,845.31     5.500000  %      3,667.57
I-M-2   76111XSQ7     1,428,800.00   1,427,538.90     5.500000  %      1,301.14
I-M-3   76111XSR5       779,300.00     778,612.17     5.500000  %        709.67
II-M-1  76111XSS3     1,423,356.00   1,418,003.72     4.750000  %      5,341.18
II-M-2  76111XST1       406,600.00     405,071.05     4.750000  %      1,525.78
II-M-3  76111XSU8       305,000.00     303,853.10     4.750000  %      1,144.52
I-B-1   76111XSV6       519,600.00     519,141.39     5.500000  %        473.18
I-B-2   76111XSW4       389,600.00     389,256.13     5.500000  %        354.79
I-B-3   76111XSX2       389,740.80     389,396.80     5.500000  %        354.91
II-B-1  76111XSY0       203,300.00     202,535.53     4.750000  %        762.89
II-B-2  76111XSZ7       203,300.00     202,535.53     4.750000  %        762.89
II-B-3  76111XTA1       203,400.71     202,635.86     4.750000  %        763.27

-------------------------------------------------------------------------------
                  463,098,586.75   461,396,188.57                  3,864,458.23
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     858,696.51  1,815,800.87            0.00       0.00    186,394,860.55
I-A-2     118,708.33    118,708.33            0.00       0.00     25,900,000.00
I-A-3      13,181.67     13,181.67            0.00       0.00      2,876,000.00
I-A-4      16,160.83     16,160.83            0.00       0.00      3,526,000.00
I-A-5      16,490.83     16,490.83            0.00       0.00      3,598,000.00
I-A-6     119,061.25    119,061.25            0.00       0.00     25,977,000.00
II-A-1    706,233.64  3,291,640.54            0.00       0.00    175,831,513.45
II-A-2     78,835.24    367,438.26            0.00       0.00     19,627,667.31
II-A-3      2,877.49     13,411.50            0.00       0.00        716,409.86
I-A-P           0.00      2,517.51            0.00       0.00      2,166,363.80
I-A-V      11,220.99     11,220.99            0.00       0.00              0.00
II-A-P          0.00      3,130.64            0.00       0.00        672,651.67
II-A-V     36,358.69     36,358.69            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
I-M-1      18,442.62     22,110.19            0.00       0.00      4,020,177.74
I-M-2       6,542.89      7,844.03            0.00       0.00      1,426,237.76
I-M-3       3,568.64      4,278.31            0.00       0.00        777,902.50
II-M-1      5,612.93     10,954.11            0.00       0.00      1,412,662.54
II-M-2      1,603.41      3,129.19            0.00       0.00        403,545.27
II-M-3      1,202.75      2,347.27            0.00       0.00        302,708.58
I-B-1       2,379.40      2,852.58            0.00       0.00        518,668.21
I-B-2       1,784.09      2,138.88            0.00       0.00        388,901.34
I-B-3       1,784.74      2,139.65            0.00       0.00        389,041.89
II-B-1        801.70      1,564.59            0.00       0.00        201,772.64
II-B-2        801.70      1,564.59            0.00       0.00        201,772.64
II-B-3        802.10      1,565.37            0.00       0.00        201,872.59

-------------------------------------------------------------------------------
        2,023,152.44  5,887,610.67            0.00       0.00    457,531,730.34
===============================================================================

























Run:        04/25/05     13:06:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-S1(POOL #  4968)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4968
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   995.520417    5.085706     4.562802     9.648508   0.000000  990.434712
I-A-2  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-3  1000.000000    0.000000     4.583334     4.583334   0.000000 1000.000000
I-A-4  1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  995.813517   14.430151     3.941762    18.371913   0.000000  981.383366
II-A-2  995.813517   14.430151     3.941762    18.371913   0.000000  981.383366
II-A-3  995.813516   14.430151     3.941767    18.371918   0.000000  981.383366
I-A-P   998.895846    1.159460     0.000000     1.159460   0.000000  997.736387
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  995.832382    4.613309     0.000000     4.613309   0.000000  991.219073
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-M-1   999.117373    0.910655     4.579287     5.489942   0.000000  998.206719
I-M-2   999.117371    0.910652     4.579290     5.489942   0.000000  998.206719
I-M-3   999.117369    0.910651     4.579289     5.489940   0.000000  998.206719
II-M-1  996.239675    3.752526     3.943448     7.695974   0.000000  992.487149
II-M-2  996.239682    3.752533     3.943458     7.695991   0.000000  992.487149
II-M-3  996.239674    3.752525     3.943443     7.695968   0.000000  992.487149
I-B-1   999.117381    0.910662     4.579292     5.489954   0.000000  998.206719
I-B-2   999.117371    0.910652     4.579286     5.489938   0.000000  998.206719
I-B-3   999.117375    0.910657     4.579300     5.489957   0.000000  998.206719
II-B-1  996.239682    3.752533     3.943433     7.695966   0.000000  992.487149
II-B-2  996.239682    3.752533     3.943433     7.695966   0.000000  992.487149
II-B-3  996.239691    3.752543     3.943447     7.695990   0.000000  992.487148

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     13:06:47                                        rept2.frg
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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-S1 (POOL #  4968)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4968
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       95,983.45
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    21,546.00

SUBSERVICER ADVANCES THIS MONTH                                       55,895.85
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   7,678,355.49

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     457,531,730.33

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,027

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,865,580.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.77578880 %     0.41298590 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.76075340 %     0.41571530 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            4,630,986.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   7,243,476.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.57584800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              277.07

POOL TRADING FACTOR:                                                98.79791116


Run:     04/25/05     13:06:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-S1 (POOL #  4968)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4968
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       53,948.46
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,045.44

SUBSERVICER ADVANCES THIS MONTH                                       11,355.40
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,987,861.33

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     257,959,153.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          599

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      730,357.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.06812400 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.05975700 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,597,779.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,372,416.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.81169509
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              356.50

POOL TRADING FACTOR:                                                99.29987669


Run:     04/25/05     13:06:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-S1 (POOL #  4968)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4968
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,034.99
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,500.56

SUBSERVICER ADVANCES THIS MONTH                                       44,540.45
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   5,690,494.16

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     199,572,576.55

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          428

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,135,223.51

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.64484400 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.63029900 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,033,207.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,871,060.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.27100113
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              174.40

POOL TRADING FACTOR:                                                98.15656189